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                                                                    EXHIBIT 11.1
                                AFFYMETRIX, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

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                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
Net loss....................................................................................  $  (4,923) $  (3,921)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Historical primary and fully diluted number of shares:
  Weighted average common shares............................................................     22,575        408
  Shares related to SAB Topic 4D............................................................          0      7,403
                                                                                              ---------  ---------
Shares used in computing net loss per share.................................................     22,575      7,811
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Net loss per share..........................................................................  $   (0.22) $   (0.50)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Pro forma number of shares:
  Weighted average common shares............................................................     22,575        408
  Shares related to SAB Topic 4D............................................................          0      7,403
  Convertible preferred shares, as if converted.............................................          0      9,853
                                                                                              ---------  ---------

Shares used in computing pro forma loss per share...........................................     22,575     17,664
                                                                                              ---------  ---------
                                                                                              ---------  ---------

Pro forma net loss per share................................................................  $   (0.22) $   (0.22)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
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